Jennison Value Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


November 27, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



	Re:	Rule 24f-2 Notice for Jennison Value Fund, Inc.
      File Nos. 33-9269 and 811- 4864


	On behalf of Jennison Value Fund, Inc.
enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at
(973) 367-7503.




      Very truly yours,
								/s/    Grace C. Torres

	Treasurer and
Principal     Financial and
Accounting Officer